Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Belo Corp. (the “Company”) on Form 10-Q for the period ending September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Robert W. Decherd, Chairman of the Board, President and Chief Executive Officer of the Company, and Dennis A. Williamson, Senior Corporate Vice President/Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert W. Decherd
Robert W. Decherd
Chairman of the Board, President and Chief Executive Officer
November 9, 2004

/s/ Dennis A. Williamson

Dennis A. Williamson
Senior Corporate Vice President/Chief Financial Officer
November 9, 2004

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.